UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):October 13, 2009

CHARLOTTE RUSSE HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27677	33-0724325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4645 Morena Boulevard, San Diego, California 92117
(Address of principal executive offices)

(858) 587-1500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On October 14, 2009, pursuant to the previously announced Agreement and Plan of Merger, dated August 24, 2009 (the “Merger Agreement”), by and among Advent CR Holdings, Inc., a Delaware corporation (“Parent”), Advent CR, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”), and Charlotte Russe Holding, Inc., a Delaware corporation (the “Company”), Parent completed its acquisition of all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), including the associated rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Shares”), at a per Share price of $17.50 in cash, without interest thereon and less any required withholding taxes (the “Offer Price”). Parent’s acquisition of the Shares was structured as a two-step transaction, with a cash tender offer by Purchaser for the Shares (the “Offer”) followed by the merger of Purchaser with and into the Company in a “short-form” merger under Section 253 of the Delaware General Corporation Law (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Surviving Corporation”).

As previously disclosed, the initial offering period of the Offer expired at midnight, New York City time, at the end of the day on Monday, September 28, 2009. On Tuesday, September 29, 2009, Purchaser commenced a subsequent offering period to acquire the remaining untendered Shares, which expired at midnight, New York City time, at the end of the day on Tuesday, October 13, 2009 (the “Subsequent Expiration Date”). Based on information provided by the depositary, as of the Subsequent Expiration Date, an aggregate of 19,323,125 shares were validly tendered and not withdrawn pursuant to the Offer, representing approximately 91.74% of all of the outstanding Shares. Purchaser accepted for payment and promptly paid (or will promptly pay, as applicable) the Offer Price to all stockholders of the Company who validly tendered and did not withdraw Shares pursuant to the Offer.

Pursuant to the Merger Agreement, the Merger became effective on October 14, 2009. As a result of the Merger, each issued and outstanding Share not tendered in the Offer (other than Shares held by Parent or its subsidiaries, which have been cancelled, and other than Shares for which appraisal rights are properly demanded and perfected in accordance with Delaware law) was converted into the right to receive the Offer Price.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on August 24, 2009.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, the Company requested on October 13, 2009 that NASDAQ file with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 to effect the delisting of the Common Stock from NASDAQ and the deregistration of the shares of Common Stock under the Exchange Act.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety to be in the form set forth on Exhibit A to the Merger Agreement, which form is substantially similar to the certificate of incorporation of Purchaser, as in effect immediately prior to the effective time of the Merger (except that the name of the Surviving Corporation set forth therein is “Charlotte Russe Holding, Inc.”). Such amended and restated certificate of incorporation became the certificate of incorporation of the Surviving Corporation. A copy of the certificate of incorporation of the Surviving Corporation, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s by-laws were amended and restated in their entirety to be in the form set forth on Exhibit B to the Merger Agreement, which

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form is substantially similar to the by-laws of Purchaser, as in effect immediately prior to the effective time of the Merger (except that the name of the Surviving Corporation set forth therein is “Charlotte Russe Holding, Inc.”). A copy of the by-laws of the Surviving Corporation, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 8.01	Other Events.

On October 14, 2009, Charlotte Russe issued a press release announcing its completion of the Offer and completion of the Merger. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of August 24, 2009 among Advent CR Holdings, Inc., Advent CR, Inc. and Charlotte Russe Holding, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Charlotte Russe with the SEC on August 24, 2009).

3.1	Amended and Restated Certificate of Incorporation of Charlotte Russe Holding, Inc.
3.2	Amended and Restated Bylaws of Charlotte Russe Holding, Inc.
99.1	Press Release dated October 14, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

Date: October 14, 2009	By:	/s/ Frederick G. Silny
Frederick G. Silny
Chief Financial Officer, Principal Accounting Officer, Executive Vice President, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of August 24, 2009 among Advent CR Holdings, Inc., Advent CR, Inc. and Charlotte Russe Holding, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Charlotte Russe with the SEC on August 24, 2009).

3.1	Amended and Restated Certificate of Incorporation of Charlotte Russe Holding, Inc.
3.2	Amended and Restated Bylaws of Charlotte Russe Holding, Inc.
99.1	Press Release dated October 14, 2009.